                                                                    EXHIBIT 10.1



                             EMPLOYMENT AGREEMENT

            This Employment Agreement (this "Agreement"), dated as of March 1, 1997, is made by and between Long Island Bancorp, Inc., a Delaware corporation, having its principal offices at 201 Old Country Road, Melville, New York 11747 (the "Corporation"), and Mr. Lawrence W. Peters, residing at 143 Cabot Road, Massapequa, New York 11758 (the "Executive").

                                   RECITALS

            1. The Corporation desires to employ the Executive as President and Chief Operating Officer of the Corporation, and to enter into an employment agreement embodying the terms of such relationship.

            2. The Executive is willing to be employed as President and Chief Operating Officer of the Corporation on the terms set forth herein.

                                   AGREEMENT

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the Corporation and the Executive hereby agree as follows.

            1.    DEFINITIONS.

            1.1 "AFFILIATE" means any person or entity of any kind effectively controlling, effectively controlled by or effectively under common control with the Corporation, including, without limitation, The Long Island Savings Bank, FSB (the "Bank").

            1.2   "BOARD" means the board of directors of the Corporation.

            1.3 "CAUSE" means termination due to the Executive's (a) personal dishonesty, (b) incompetence, (c) willful misconduct, (d) breach of fiduciary duty involving personal profit, (e) intentional failure to perform stated duties, (f) willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order, or (g) material breach of any provision of this Agreement.

            1.4 "CHANGE IN CONTROL" means, after the date of the Agreement, (a) a change in control of the Corporation and/or the Bank of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) a change in control of the Bank within the meaning of 12 U.S.C. ss. 1817(i), the Change in Bank Control Act, and 12 C.F.R. ss. 574.4 of the Acquisition of Control of Savings Association regulations of the Office of Thrift Supervision; (c) individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Corporation's shareholders was approved by the Corporation's nominating committee then serving under the Board, shall be, for purposes of this clause (c), considered as though he or she was a member of the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents); (d) approval by the shareholders of the Bank and/or the Corporation, as the case may be, of a reorganization, merger or consolidation, or the consummation of any such reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Bank and/or the Corporation, as the case may be, beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the Voting Interest of the corporation or other entity resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Bank and/or the Corporation, as the case may be; (e) approval by the shareholders of the Bank and/or the Corporation, as the case may be, of (i) a complete liquidation or dissolution of the Bank and/or the Corporation, or (ii) the sale or other disposition of all or substantially all of the assets of the Bank and/or the Corporation or the occurrence of any such liquidation, dissolution, sale or other disposition, other than, in any case, to a Subsidiary, directly or indirectly, of the Corporation or any Affiliate; and/or
(f) the solicitation of proxies from shareholders of the Corporation by someone other than the current management of the Corporation and without the approval of the

Board, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Bank and/or the Corporation with one or more corporations as a result of which the shareholders' interests in the Bank and/or the Corporation, as the case may be, are actually exchanged for or converted into securities not issued by the Bank or the Corporation, as the case may be. No failure on the part of the Executive to exercise any rights upon the occurrence of a Change in Control shall be deemed a waiver of or otherwise impair the rights of the Executive in respect of any subsequent events or circumstances constituting a Change in Control

            1.5 "CODE" means the Internal Revenue Code of 1986, as amended, and as in effect from time to time, and/or any successor code thereto.

            1.6 "DATE OF TERMINATION" means the date specified in the Notice of Termination (as defined in Section 6.8 of this Agreement); PROVIDED, HOWEVER, that if, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party in writing that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction, including all appeals, unless the time for appeal therefrom has expired and no appeal has been perfected; PROVIDED, FURTHER, HOWEVER, that the Date of Termination shall (a) in no case be later than the date on which the Term of Employment expires, and (b) be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

            1.7 "GOOD REASON" means, and shall be deemed to exist if, without the written consent of the Executive, (a) there occurs any reduction of Base Salary, minimum bonus as per section 5.2, or material reduction in other benefits or any material change by the Corporation to the Executive's function, duties, or responsibilities in effect on the date hereof and/or as set forth in
Section 4.1 of this Agreement, which change would cause the Executive's position with the Corporation to become one of lesser responsibility, importance, or scope from the position and attributes thereof in effect on the date hereof and/or as set forth in Section 4.1 of this Agreement (and any such material change shall be deemed a continuing breach of this Agreement), (b) there occurs any material breach of this Agreement by the Corporation, (c) a Change in Control occurs, or (d) the Corporation, if and after a Suspension for Disability (as defined in Section 6.2(a)) occurs and after a Change in Control occurs, fills the Executive's position (in the manner set forth in Section 6.2(b) of this Agreement).

            1.8 "PARENT" means any corporation which has a direct or indirect legal or beneficial ownership interest in the Corporation, but only if any such corporation owns or controls, directly or indirectly, securities possessing at least 50% of the total combined voting power of all classes of securities of the Corporation.

            1.9 "SUBSIDIARY" means any corporation (other than the Corporation) in which the Corporation or any Parent has a direct or indirect legal or beneficial ownership interest, but only if the Corporation or the Parent, as the case may be, owns or controls, directly or indirectly, securities possessing at least 50% of the total combined voting power of all classes of securities in any such corporation.

            1.10 "VOTING INTEREST" means securities of any class or classes or other ownership interests having general voting power under ordinary circumstances to elect members of a board of directors or trustees of any entity.

            2.    EMPLOYMENT.

            2.1 GENERAL. Subject to the terms and provisions set forth in this Agreement, the Corporation, during the Term of Employment, agrees to continue to employ the Executive as President and Chief Operating Officer of the Corporation and the Executive hereby accepts such continued employment.

            2.2 OTS SUSPENSION. If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818(e)(3) and (g)(1)), the Corporation's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Corporation may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

            3.    TERM OF EMPLOYMENT.

            3.1 TERM. The term of employment under this Agreement shall commence as of March 1, 1997 (the "Commencement Date") and, unless extended as provided below or earlier terminated by the Corporation or the Executive under Section 6 of this Agreement, shall continue December 31, 1998 (the "Term of Employment").
The Term of Employment may be extended upon written agreement of both parties.

            3.2 OTS REMOVAL. Notwithstanding anything to the contrary in this Agreement, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818(e)(4) or (g)(1)), all obligations of the Corporation under this Agreement shall terminate as of the effective date of the order, but vested rights of the Corporation and/or the Executive, if any, shall not be affected.

            4.    POSITIONS, RESPONSIBILITIES AND DUTIES.

            4.1 POSITIONS AND DUTIES. During the Term of Employment, the Executive shall be employed and shall serve as President and Chief Operating Officer of the Corporation. In such position(s), the Executive shall have the duties, responsibilities and authority as determined and designated from time to time by the Board. The Executive shall serve under the direction and supervision of the Corporation's chief executive officer and shall report only to such chief executive officer. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities (a) which would result in a non-compliance with or violation of any applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement or (b) on a regular basis in any locations outside the counties of Nassau, Suffolk or the City of New York unless agreed upon by the Executive.

            4.2 ATTENTION TO DUTIES AND RESPONSIBILITIES. During the Term of Employment, the Executive shall, except for periods of absence occasioned by illness, vacation in accordance with Section 5.6, and reasonable leaves of absence in accordance with the practices of the Corporation and the Bank as of the date of this Agreement, devote substantially all of his business time to the business and affairs of the Corporation and the Bank and the Executive shall use his best efforts, business skills, ability and fidelity to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; PROVIDED, HOWEVER, that the Executive shall be allowed, to the extent such activities do not present a conflict or substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, (a) to manage the Executive's personal affairs, and (b)(i) to serve on boards or committees of civic or charitable organizations or trade associations, and (ii) after obtaining the consent of the Board, as evidenced by a written resolution of the Board and under the terms and conditions specified in any such resolution, to serve on the boards of directors or trustees of companies or other organizations and associations; PROVIDED, FURTHER, HOWEVER, that all offices or positions which the Executive currently holds or has held prior to the date of this Agreement and those set forth on Exhibit "A", annexed hereto are designated as currently consented to positions.

            5.  COMPENSATION AND OTHER BENEFITS.

            5.1 BASE SALARY. During the Term of Employment, the Executive shall receive a base salary of $375,000 per annum ("Base Salary") payable in accordance with the Corporation's normal payroll practices.

            5.2 ANNUAL BONUS. During the Term of Employment, the Executive shall be entitled to an annual bonus payment in an amount not less than $125,000, such payment to be made no later than January 31st of the year following the year in which such payment is earned; PROVIDED, HOWEVER, that the annual bonus paid to the Executive following a Change in Control shall not be less than the highest annual bonus paid during the Term of Employment. No other compensation or additional benefits provided for in this Agreement shall be deemed a substitute for the Executive's right, to receive such bonuses.

            5.3 INCENTIVE, RETIREMENT, AND SAVINGS PLANS. During the Term of Employment, the Executive shall participate in all incentive, pension, retirement, savings and other employee benefit plans and programs, if any, maintained from time to time by the Corporation and/or the Bank for the benefit of senior executives and/or other employees of the Corporation and/or the Bank.

            5.4 WELFARE BENEFIT PLANS. During the Term of Employment, the Executive, the Executive's spouse, if any, and their eligible dependents, if any, shall participate in and be covered by all the welfare benefit plans and programs, if any, maintained by the Corporation and/or the Bank for the benefit of senior executives and/or other employees of the Corporation and/or the Bank.

            5.5 EXPENSE REIMBURSEMENT. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses, including reasonable business travel expenses, incurred by the Executive in performing his duties and responsibilities hereunder in accordance with the policies and procedures of the Corporation as in effect at the time the expense was incurred, as the same may be changed from time to time.

            5.6 VACATION AND FRINGE BENEFITS. During the Term of Employment, the Executive shall be entitled to five weeks paid vacation each calendar year at such times which do not materially interfere with the performance of the Executive's duties hereunder. In addition, during the Term of Employment, the Executive shall be eligible to benefit from such fringe benefits and perquisites, if any, including automobile usage, in accordance with the policies of the Corporation and as in effect and provided from time to time to senior executives of the Corporation and/or the Bank

            6.    TERMINATION.

            6.1 TERMINATION DUE TO DEATH. In the event of the Executive's death during the Term of Employment, the Term of Employment shall thereupon end and his estate or other legal representative, as the case may be, shall, subject to Sections 2.2, 3.2, 6.10, and 6.11 of this Agreement, only be entitled to:

            (a)(i)(A) Base Salary continuation at two-thirds (2/3) of the rate in effect (as provided in Section 5.1 of this Agreement) on the Date of Termination for a three-month period commencing on such Date of Termination, or (B), if the Board so determines in its sole discretion and in lieu of such three-month salary continuation described above in (A), a lump sum payment equal in amount to the present value of such Base Salary continuation (reasonably determined using a discount rate equal to the most recent quote available for the three-month United States Treasury Bill rate on the Date of Termination) payable within thirty business days after the Date of Termination, and (ii) a pro-rata annual bonus for the fiscal year in which such termination occurs, such pro-rata bonus amount to be (I) pro-rated based on the number of calendar days transpired during the fiscal year of the Corporation (prior to the Date of Termination) in which such termination occurs over 365, (II) subject to Section 5.2, determined in good faith by the Board (but in its sole discretion), and
      (III) if any such bonus is payable, paid on or about the same date that the annual bonus amounts payable in respect of such fiscal year, if any, to the senior executives of the Corporation and/or the Bank are actually paid to them;

            (b) any Base Salary accrued to the Date of Termination or any bonus actually awarded, but not yet paid as of the Date of Termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Corporation in which such termination occurs;

            (e) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Corporation or any Subsidiary; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.2  SUSPENSION FOR DISABILITY.

            (a) If, during the Term of Employment, the Executive shall have been absent from his duties hereunder on a full-time basis due to physical or mental illness for six (6) consecutive months, the Corporation may give thirty (30) days written notice of potential suspension. If the Executive shall not have returned to the full-time performance of his duties within such 30-day period, the Corporation may suspend the Executive's employment for "Disability" (a "Suspension for Disability").

            (b) If a Suspension for Disability occurs during the Term of Employment, the Corporation will pay the Executive a bi-weekly payment equal to two-thirds (2/3) of the Executive's bi-weekly rate of Base Salary on the effective date of the Suspension for Disability. These payments shall commence on the effective date of the Executive's Suspension for Disability and will end on the earlier of (i) the date the Executive returns to full-time employment hereunder; (ii) the Executive's equivalent full-time employment by another employer; (iii) the Executive's death; or (iv) the expiration or earlier end of the Term of Employment (the "Term of Suspension"). After a Suspension for Disability occurs, the Corporation shall be free to fill the Executive's position(s), but such action by the Corporation, shall constitute Good Reason if it occurs after a Change in Control. Upon the Executive being able to return to full-time employment hereunder before the expiration of the Term of Employment, the Executive shall be offered an equivalent available position and otherwise be subject to the provisions of this Agreement. The disability payments hereunder will be in addition to any benefit payable from any qualified or nonqualified retirement plans or programs maintained by the Corporation and/or the Bank but will be reduced by payments received by the Executive on account of such disability under any long-term disability plan maintained for the Corporation's and/or the Bank's employees.

            (c) During the Term of Suspension, the Corporation will cause to be continued life and health coverage and such other benefits substantially identical to the coverage and benefits maintained by the Corporation and/or the Bank for the Executive prior to the occurrence of any Suspension for Disability.

            (d) Notwithstanding the foregoing, there will be no reduction in the compensation (except as otherwise provided in Section 6.2(b) above), accrued benefits or pension granted or accruing to the Executive during the Term of Suspension. Nothing in this Section 6.2 shall abrogate or limit other provisions of this Agreement granting rights to the Executive or the Executive's spouse or the Executive's estate following death, retirement or termination, if applicable.

            6.3 TERMINATION BY THE BOARD FOR CAUSE. The Board may terminate the Executive's employment hereunder for Cause, as provided below. If the Board terminates the Executive's employment hereunder for Cause, the Term of Employment (if not already expired) shall thereupon end as set forth below and the Executive shall, subject to Sections 2.2, 3.2, 6.10, and 6.11 of this Agreement, only be entitled to:

            (a) Base Salary up to and including the Date of Termination;

            (b) any bonus actually awarded, but not yet paid as of the Date of Termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Corporation in which such termination occurs;

            (e) to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Corporation or any Subsidiary; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

In each case, in determining Cause the alleged acts or omissions of the Executive shall be measured against standards generally prevailing in the savings institution industry and the ultimate existence of Cause must be confirmed by not less than 51% of the Incumbent Board (as constituted in accordance with Section 1.4(c) of this Agreement) at a meeting called for such purpose prior to any termination therefor; PROVIDED, HOWEVER, that it shall be the Corporation's burden to prove the alleged facts and omissions and the prevailing nature of the standards the Corporation shall have alleged are violated by such acts and/or omissions of the Executive. In the event of such a confirmation by 51% or more of the Incumbent Board, the Corporation shall notify the Executive that the Corporation intends to terminate the Executive's employment for Cause under this Section 6.3 (the "Confirmation Notice"). The Confirmation Notice shall specify the act, or acts, upon the basis of which the Incumbent Board has confirmed the existence of Cause and the Confirmation Notice must be delivered to the Executive within fourteen (14) days after the Incumbent Board so confirms the existence of Cause. If the Executive notifies the Corporation in writing (the "Opportunity Notice") within thirty (30) days after the Executive has received the Confirmation Notice, the Executive (together with counsel) shall be provided one opportunity to meet with the Incumbent Board (or a sufficient quorum thereof) to discuss such act or acts. Such opportunity to meet with the Incumbent Board shall be fixed and shall occur on a date selected by the Incumbent Board, such date being not less than ten (10) nor more than thirty (30) days after the Corporation receives the Opportunity Notice from the Executive; PROVIDED, HOWEVER, that the Corporation may in good faith select a later date if, and only if, such later date is necessary to convene a sufficient quorum of the Incumbent Board to act in respect of the Executive's Opportunity Notice. Such meeting shall take place at the principal offices of the Corporation or such other location as agreed to by the Executive and the Corporation. During the period commencing on the date the Corporation receives the Opportunity Notice and ending on the date next succeeding the date on which such meeting between the Incumbent Board (or a sufficient quorum thereof) and the Executive is scheduled to occur, and not withstanding anything to the contrary in this Agreement, the Executive shall be suspended from employment with the Corporation (with pay, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended) and the Incumbent Board may, during such suspension period, reasonably limit the Executive's access to the principal offices of the Corporation or any of its assets. If the Incumbent Board properly sets the date of such meeting and if the Incumbent Board (or a sufficient quorum thereof) attends such meeting and in good faith does not rescind its confirmation of Cause at such meeting or if the

Executive fails to attend such meeting for any reason, the Executive's employment by the Corporation shall, immediately upon the closing of such meeting and the delivery to the Executive of the Notice of Termination, be terminated for Cause under this Section 6.3. If the Executive does not respond in writing to the Confirmation Notice in the manner and within the time period specified in this Section 6.3, the Executive's employment with the Corporation shall, upon the thirty-first day after the receipt by the Executive of the Confirmation Notice, be terminated for Cause under this Section 6.3. In the event of any dispute hereunder, the Executive shall be entitled, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, until the earlier to occur of (i) the Date of Termination, (ii) the expiration of the current stated Term of Employment, or (iii) the resolution of such dispute to (A) be paid bi-weekly his then Base Salary, and (B) continue to receive all other benefits; and there shall be no reduction whatsoever of any amounts subsequently paid to the Executive upon resolution of such dispute as a result of, or in respect to, such interim payments or coverage. The procedure set forth in this Section 6.3 to determine the existence of Cause shall at all times be subject to the requirements of applicable law, regulation, regulatory bulletin or other regulatory requirements.

            6.4 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The Corporation may terminate the Executive's employment hereunder at any time without Cause. The Executive may terminate his employment hereunder for Good Reason at any time by delivery of written notice to the Corporation within the six-month period commencing after the occurrence of the Good Reason effective forty-five (45) days after such written notice is delivered. If the Corporation terminates the Executive's employment hereunder without Cause (other than due to Retirement, death, Disability or the normal expiration of the full Term of Employment), or if the Executive terminates his employment hereunder for Good Reason, the Term of Employment shall thereupon end (if not already expired) and the Executive shall, subject to Sections 2.2, 3.2, 6.10, and 6.11 of this Agreement, only be entitled to:

            (a) as liquidated damages, a cash lump sum equal to the greater of $500,000 or the sum of the Base Salary and annual bonus payments that would have accrued from the Date of Termination through the remaining Term of Employment but for the Termination;

            (b) any Base Salary accrued to the Date of Termination or any bonus actually awarded, but not yet paid as of the Date of Termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Corporation in which such termination occurs;

            (e) continuation of the welfare benefits of the Executive, at the level in effect (as provided for by Section 5.4 of this Agreement) on, and at the same out-of-pocket cost to the Executive as of, the Date of Termination for the longer of one year or the time period commencing on the Date of Termination and continuing through the remaining Term of Employment as if the same had not ended (or, if such continuation is not permitted by applicable law or if the Board so determines in its sole discretion, the Corporation shall provide the economic equivalent in lieu thereof);

            (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs, if any, of the Corporation or any Subsidiary; and

            (g) any rights to indemnification in accordance with Section 11 of this Agreement.

In the event of any dispute hereunder, the Executive shall be entitled until the earlier to occur of (i) the Date of Termination, (ii) the expiration of the current stated Term of Employment, or (iii) the resolution of such dispute to
(A) be paid bi-weekly his then Base Salary, and (B) continue to receive all other benefits; and there shall be no reduction whatsoever of any amounts subsequently paid to the Executive upon resolution of such dispute as a result of, or in respect to, such interim payments or coverage.

            6.5 VOLUNTARY TERMINATION. During the Term of Employment, the Executive may effect, upon thirty (30) days prior written notice to the Corporation, a Voluntary Termination of his employment hereunder and thereupon the Term of Employment (if not already expired) shall end. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than (a) a termination due to death or Disability, (b) a termination for Good Reason, (c) a termination as a result of the normal expiration of the full Term of Employment. A Voluntary Termination shall, subject to Sections 2.2, 3.2, 6.10, and 6.11 of this Agreement, entitle the Executive only to all of the payments and benefits which the Executive would be entitled to in the event of a termination of his employment by the Corporation for Cause.

            6.6 NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment or to mitigate damages and there shall be no offset against any amounts due the Executive under this Agreement for any reason, including, without limitation, on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

            6.7 NOTICE OF TERMINATION. Any termination of the Executive's employment under this Section 6 requiring advance written notice shall be communicated by a notice of termination to the other party hereto given in accordance with Section 12.3 of this Agreement (the "Notice of Termination"). The Notice of Termination, in the case of a termination by the Corporation for Cause, or a termination by the Executive for Good Reason, shall (a) indicate the specific termination provision in this Agreement relied upon, and (b) set forth in reasonable detail the dates, facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  6.7.1 MISCELLANEOUS. Any termination under this section 6 shall not effect Executive's position as a member of the Board of Directors of the Corporation.

            6.8  CERTAIN FURTHER PAYMENTS BY THE CORPORATION.

                  6.8.1 TAX REIMBURSEMENT PAYMENT. Anything in this Agreement to the contrary notwithstanding, in the event that any amount of benefit or other entitlement paid, payable, or to be paid, or distributed, distributable, or to be distributed to or with respect to the Executive by the Corporation, the Bank, any Subsidiary, any Parent, any other Affiliate, or any other party or entity (collectively, the "Covered Payments"), is or becomes, at any time, as a result of (a) any Internal Revenue Service claims or assertions, or (b) Section 6.8.2 below or otherwise, subject to the excise tax imposed by or under Section 4999 of the Code (or any similar tax that may hereafter be imposed), and/or any interest or penalties with respect to such excise tax (such excise tax, together with such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Corporation shall pay to the Executive at the time specified in Section 6.8.5 below an additional amount (the "Tax Reimbursement Payment") such that after payment by the Executive of all taxes (including, without limitation, any interest or penalties imposed with respect to such taxes), including, without limitation, any Excise Tax, imposed on or attributable to the Tax Reimbursement Payment provided by this Agreement, the Executive retains an amount of the Tax Reimbursement Payment equal to the sum of
(a) the amount of the Excise Tax imposed upon the Covered Payments, and (b) an amount equal to the product of (i) any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Tax Reimbursement Payment in the Executive's adjusted gross income, and (ii) the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Tax Reimbursement Payment is made or is to be made.

            6.8.2 DETERMINING EXCISE TAX. Except as otherwise provided in
Section 6.8.1(a), for purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

            (a) such Covered Payments will be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) and such payments in excess of the Code Section 280G(b)(3) "base amount" shall be treated as subject to the Excise Tax, unless, and except to the extent that, the Corporation's independent certified public accountants (the "Accountants") or legal counsel reasonably acceptable to the Executive, deliver timely, upon the Executive's request, a written opinion, reasonably satisfactory to the Executive's legal counsel, to the Executive that the Executive has a reasonable basis to claim that the Covered Payments (in whole or in part) (i) do not constitute "parachute payments", (ii) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount" allocable to such reasonable compensation, or (iii) such "parachute payments" are otherwise not subject to such Excise Tax (with appropriate legal authority, detailed analysis and explanation provided therein by the Accountants); and

            (b) the value of any Covered Payments which are non-cash benefits or deferred payments or benefits shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

            6.8.3 APPLICABLE TAX RATES AND DEDUCTIONS. For purposes of determining the amount of the Tax Reimbursement Payment, the Executive shall be deemed:

            (a) to pay federal, state and/or local income taxes at the highest applicable marginal rate of income taxation for the calendar year in which the Tax Reimbursement Payment is made or is to be made, and

            (b) to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed due to the inclusion of the Tax Reimbursement Payment in the Executive's adjusted gross income.

            6.8.4 SUBSEQUENT EVENTS. If, pursuant to a written opinion, reasonably satisfactory to the Executive, of the

Accountants (or legal counsel reasonably acceptable to the Executive) delivered and addressed to the Executive, the Excise Tax is subsequently determined on a reasonable basis and in good faith (other than as a result of a tax contest) to be less than the amount taken into account hereunder in calculating any Tax Reimbursement Payment made, the Executive shall repay to the Corporation the portion of any prior Tax Reimbursement Payment that would not have been paid if such redetermined Excise Tax had been applied in calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the mid-term discount rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the immediately foregoing sentence, if any portion of the Tax Reimbursement Payment to be refunded to the Corporation has been paid to any federal, state or local tax authority, repayment thereof shall not be required until an actual refund or credit of such portion has been made to or obtained by the Executive from such tax authority, and any interest payable to the Corporation shall not exceed the interest received or credited to the Executive by any such tax authority. The Executive shall be fully indemnified by the Corporation for any out-of-pocket costs, expenses or fees attributable to the filing of any refund or other claim. The Executive and the Corporation shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if any good faith claim for refund or credit from such tax authority made by the Executive is denied.

            Notwithstanding the immediately preceding paragraph, if, in the written opinion of the Executive's tax advisors delivered to the Accountants and the Corporation, the Excise Tax is later determined to exceed the amount taken into account by the Accountants or legal counsel, as the case may be, hereunder at the time any Tax Reimbursement Payment is made by reason of (i) manifest error, (ii) any payment the existence or amount of which could not be or was not determined or known about at the time of any Tax Reimbursement Payment, or (iii) any determination, claim or assertion made by any tax authority that the Excise Tax is or should be greater than the amount of such Excise Tax taken into account previously by the Accountants or legal counsel, as the case may be, or as otherwise previously determined, the Corporation shall make an additional Tax Reimbursement Payment in respect of such excess Excise Tax (which Tax Reimbursement Payment shall include, without limitation, any interest or penalties payable with respect to such excess Excise Tax) at the time specified in Section 6.8.5 below. With respect to this Section 6.8.4, if any such tax authority makes such a determination, the Executive shall notify the Corporation of such occurrence. If the Corporation obtains (at the Corporation's sole expense) an opinion of legal counsel addressed, delivered and reasonably satisfactory to the Executive that it is more likely than not that the Executive would succeed in disputing such claim, assertion or determination of such tax authority, the Executive shall, at the sole expense of the Corporation, make a good faith effort to contest such claim, assertion or determination of such tax authority in all relevant administrative proceedings (excluding any appeals thereof); PROVIDED, HOWEVER, that if the Executive determines in good faith that the continued contest of any such claim, assertion or determination with such tax authority would have an adverse impact on his overall tax position (which good faith determination shall take into account the magnitude of the amounts involved), then, upon receipt of notice by the Corporation from the Executive to that effect, the Executive shall, without foregoing any right to receive any Tax Reimbursement Payment described in this Section 6.8, have no further obligation to pursue any such contest with any such tax authority. The Executive may, as a condition to pursuing or commencing any contest described in this Section 6.8.4 in any proceedings (which proceedings shall be in a forum chosen at the sole discretion of the Executive), require the Corporation to advance any amount of tax required to be paid in order to pursue such contest. In conducting any contest described in this Section 6.8.4, the Executive shall use his best efforts to keep the Corporation advised and will permit the Corporation to prepare and suggest appropriate responses and actions that may be reasonably made or taken by the Executive. Notwithstanding the above, the decisions as to such responses or actions shall be solely that of the Executive and the Executive shall have the sole right to control the proceeding. The Corporation shall bear all expenses of any proceeding relating to any contest described in this Section 6.8.4, whether incurred by the Corporation or the Executive, including, without limitation, all fees and disbursements of attorneys, accountants and expert witnesses and any additional interest or penalties applicable. Nothing contained in this Agreement shall under any circumstances give the Corporation any right to examine the tax returns or any other records of the Executive.

                  6.8.5 DATE OF PAYMENT. A Tax Reimbursement Payment, as provided for in this Section 6.8, shall be paid to the Executive not later than 10 business days following the payment of any Covered Payments which are "parachute payments" under Section 6.8.2 above; PROVIDED, HOWEVER, that any additional Tax Reimbursement Payment payable to the Executive under Section
6.8.4 of this Agreement shall be paid to the Executive not later than 15 business days following the actual receipt by the Accountants and the Corporation of the written opinion of the Executive's tax advisors, as provided for therein.

            6.9 PAYMENT. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled to under this Section 6, including, without limitation, any economic equivalent of any benefit, shall be made, to the extent practicable, within five (5) business days following the Date of Termination.

            6.10 CORPORATION REGULATORY LIMITATIONS. Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

            6.11  OTHER REQUIRED PROVISIONS.

                  6.11.1 If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this Section 6.11.1 shall not affect the vested rights of the Corporation and/or the Executive, if any.

                  6.11.2 All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the director, or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the director, or his designee, at the time the director, or his or her designee, approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by such director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such actions.

            6.12 POST-TERMINATION OBLIGATIONS. During the Term of Employment and for one (1) full year after the expiration or termination thereof, the Executive shall, upon reasonable notice, use his reasonable best efforts to cooperate with the Corporation and/or the Bank by providing such information and assistance to the Corporation and/or the Bank as may reasonably be required by the Corporation and/or the Bank at the Corporation's expense in connection with any litigation not commenced by or involving the Executive in which the Corporation and/or the Bank or any of their Subsidiaries or Affiliates is, or may become, a party.

            7.    NON-EXCLUSIVITY OF RIGHTS; NON-EXTENSION SEVERANCE.

            7.1 OTHER BENEFITS. Except as is otherwise specifically provided in this Agreement, the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Corporation and/or the Bank, and for which the Executive may be eligible and qualify, shall not be prevented or limited, and the Executive's rights under any future agreements with the Corporation and/or the Bank and/or any Affiliate thereof, including, without limitation, any stock option agreements shall not be limited or prejudiced. This Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. Except as otherwise specifically provided in this Agreement, no provision of this Agreement shall be interpreted to mean or result in the Executive receiving fewer benefits than those available to him without reference to this Agreement.

            8.    RESOLUTION OF DISPUTES.

            8.1 With the exception of proceedings for equitable relief brought pursuant to this Section or Section 9.2 of this Agreement, any dispute or controversy arising under or in connection with this Agreement may, at the Executive's option, be settled exclusively by arbitration in Melville, Long Island in accordance with the rules of the American Arbitration Association then in effect and at the Corporation's expense. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, HOWEVER, that the Executive shall be entitled to seek specific performance in court of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. If a claim for any payments or benefits under this Agreement or any other provision of this Agreement is disputed by the Corporation and the Executive, the Executive shall, to the extent and at such time or times as is not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may be hereafter promulgated or amended, be reimbursed for all reasonable attorney's fees and expenses incurred by the Executive in pursuing such claim.

            9.    CONFIDENTIAL INFORMATION.

            9.1 CONFIDENTIALITY. The Executive will not, during or after the Term of Employment, disclose any confidential information relating to the business activities of the Corporation or any Affiliate thereof which has not been previously disclosed by any person to any person, firm, corporation, bank or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive may disclose any knowledge or other information relating to banking, financial and/or economic principles, concepts or ideas which are based on experience and which are not derived from the business plans and activities of the Corporation, and may disclose such confidential information in connection with legal and/or regulatory proceedings (which shall include, but not limited to, formal or informal exams, investigations or inquiries conducted by the Office of Thrift Supervision).

            9.2 INJUNCTIVE RELIEF. The Executive acknowledges and agrees that the Corporation will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 9 of this Agreement. The Executive agrees that the Corporation shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 9, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Corporation may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 9, raise the defense that the Corporation has an adequate remedy at law.

            9.3 SPECIAL SEVERABILITY. The terms and provisions of this Section 9 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected.

            10.   SUCCESSORS.

            10.1 THE EXECUTIVE. This Agreement is personal to the Executive and, without the prior express written consent of the Corporation, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a qualified domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

            10.2 THE CORPORATION. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns; PROVIDED, HOWEVER, that no assignment of this Agreement may be made without the written consent of the Executive.

            11.   INDEMNIFICATION.

            11.1 The Executive (and his heirs, executors and administrators) shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive as a consequence of the Executive being or having been made a party to, or being or having been involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Executive is or was a trustee, director or officer of the Corporation or is or was serving at the request of the Corporation as a trustee, director or officer of another corporation (including, but not limited to, a subsidiary or an Affiliate of the Corporation), and such indemnification shall continue after the Executive shall cease to be an officer, director or trustee. The right to indemnification conferred hereby shall be a contract right and shall also include, to the extent permitted by applicable regulation, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of the final disposition upon receipt by the Corporation of an undertaking by or on behalf of the Executive to repay such amount or a portion thereof, if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Corporation pursuant hereto or as otherwise authorized by law but such repayment by the Executive shall only be in an amount ultimately determined to exceed the amount to which the Executive was entitled to be indemnified.

            12.   MISCELLANEOUS.

            12.1 APPLICABLE LAW. This Agreement shall, to the extent not superseded by federal law, be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

            12.2 AMENDMENTS/WAIVER. This Agreement may not be amended, waived, or modified otherwise than by a written agreement executed by the parties to this Agreement or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, or any prior or subsequent time.

            12.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received by hand-delivery to the other party, by facsimile transmission, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:    Mr. Lawrence W. Peters
                                    143 Cabot Road
                                    Massapequa, New York  11758

            If to the Corporation:  Long Island Bancorp. Inc.
                                    201 Old Country Road
                                    Melville, New York  11747
                                    Attn:  Corporate Secretary
            with a copy to:         Mel M. Immergut, Esq.
                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York  10005

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

            12.4 WITHHOLDING. The Corporation may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            12.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            12.6 CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            12.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties to this Agreement concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

            12.8 REPRESENTATION. The Executive represents and warrants that the performance of the Executive's duties and obligations under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

            12.9 SURVIVORSHIP. The respective rights and obligations of the parties to this Agreement, including, without limitation, any rights of the Executive and the Corporation under Section 11 of this Agreement, shall survive any termination of this Agreement or the Executive's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

            12.10 EFFECT OF PAYMENTS UNDER BANK AGREEMENT. Notwithstanding any provision herein to the contrary, to the extent that payments, entitlements and benefits are paid to or received by the Executive under the Employment Agreement dated March 1, 1997, between the Executive and the Bank, the amount of any such payments, entitlements and benefits actually made by the Bank shall reduce, to the extent so made, the same payment, entitlement or benefit due to the Executive under the provisions of this Agreement.

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Corporation has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                              LONG ISLAND BANCORP, INC.

                              By: _____________________________
                                    John J. Conefry, Jr.
                                    Chief Executive Officer

                              ---------------------------------
                                    Lawrence W. Peters

                                                                   EXHIBIT 99.2


                              EMPLOYMENT AGREEMENT

            This Employment Agreement (this "Agreement"), dated as of August 4, 1997, is made by and between Long Island Bancorp, Inc., a Delaware corporation, having its principal offices at 201 Old Country Road, Melville, New York 11747 (the "Corporation"), and Ms. Karen M. Cullen, residing at 20 East Ninth Street, New York, New York 10003 (the "Executive").

                                    RECITALS

            1. The Corporation desires to employ the Executive as an Executive Vice President and the General Counsel of the Corporation, and to enter into an employment agreement embodying the terms of such relationship.

            2. The Executive is willing to be employed as an Executive Vice President and the General Counsel of the Corporation on the terms set forth herein.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the Corporation and the Executive hereby agree as follows.

      1.    DEFINITIONS.

            1.1 "AFFILIATE" means any person or entity of any kind effectively controlling, effectively controlled by or effectively under common control with the Corporation, including, without limitation, The Long Island Savings Bank, FSB (the "Bank").

            1.2   "BOARD" means the board of directors of the Corporation.

            1.3 "CAUSE" means termination due to the Executive's (a) personal dishonesty, (b) incompetence, (c) willful misconduct, (d) breach of fiduciary duty involving personal profit, (e) intentional failure to perform stated duties, (f) willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order, or (g) material breach of any provision of this Agreement.

            1.4 "CHANGE IN CONTROL" means, after the date of this Agreement, (a) a change in control of the Corporation and/or the Bank of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) a change in control of the Bank within the meaning of 12 U.S.C. ss. 1817(i), the Change in Bank Control Act, and 12 C.F.R.

ss. 574.4 of the Acquisition of Control of Savings Association regulations of the Office of Thrift Supervision; (c) individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Corporation's shareholders was approved by the Corporation's nominating committee then serving under the Board, shall be, for purposes of this clause (c), considered as though he or she was a member of the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents); (d) approval by the shareholders of the Bank and/or the Corporation, as the case may be, of a reorganization, merger or consolidation, or the consummation of any such reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Bank and/or the Corporation, as the case may be, beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the Voting Interest of the corporation or other entity resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Bank and/or the Corporation, as the case may be; (e) approval by the shareholders of the Bank and/or the Corporation, as the case may be, of (i) a complete liquidation or dissolution of the Bank and/or the Corporation, or (ii) the sale or other disposition of all or substantially all of the assets of the Bank and/or the Corporation or the occurrence of any such liquidation, dissolution, sale or other disposition, other than, in any case, to a Subsidiary, directly or indirectly, of the Corporation or any Affiliate; and/or (f) the solicitation of proxies from shareholders of the Corporation by someone other than the current management of the Corporation and without the approval of the Board, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Bank and/or the Corporation with one or more corporations as a result of which the shareholders' interests in the Bank and/or the Corporation, as the case may be, are actually exchanged for or converted into securities not issued by the Bank or the Corporation, as the case may be. No failure on the part of the Executive to exercise any rights upon the occurrence of a Change in Control shall be deemed a waiver of or otherwise impair the rights of the Executive in respect of any subsequent events or circumstances constituting a Change in Control.

            1.5 "CODE" means the Internal Revenue Code of 1986, as amended, and as in effect from time to time, and/or any successor code thereto.

            1.6 "GOOD REASON" means, and shall be deemed to exist if, without the written consent of the Executive, (a) the Corporation fails to appoint or reappoint the Executive as an Executive Vice President and the General Counsel of the Corporation, (b) there occurs any reduction of Base Salary or material reduction in other benefits or any material change by the Corporation to the Executive's function, duties, or responsibilities in effect on the date hereof and/or as set forth in Section 4.1 of this Agreement, which change would cause the Executive's position with the Corporation to become one of lesser responsibility, importance, or scope from the position and attributes thereof in effect on the date hereof and/or as set forth in Section 4.1 of this Agreement (and any such material change shall be deemed a continuing breach of this Agreement), (c) there occurs any material breach of this Agreement by the Corporation, (d) a Change in Control occurs, or (e) the Corporation, if and after a Suspension for Disability (as defined in Section 6.2(a)) occurs and after a Change in Control occurs, fills the Executive's position (in the manner set forth in Section 6.2(b) of this Agreement).

            1.7 "PARENT" means any corporation which has a direct or indirect legal or beneficial ownership interest in the Corporation, but only if any such corporation owns or controls, directly or indirectly, securities possessing at least 50% of the total combined voting power of all classes of securities of the Corporation.

            1.8 "SUBSIDIARY" means any corporation (other than the Corporation) in which the Corporation or any Parent has a direct or indirect legal or beneficial ownership interest, but only if the Corporation or the Parent, as the case may be, owns or controls, directly or indirectly, securities possessing at least 50% of the total combined voting power of all classes of securities in any such corporation.

            1.9 "RETIREMENT" means the termination of the Executive's employment with the Corporation for any reason by the Executive at any time after the Executive attains age 65.

            1.10 "VOTING INTEREST" means securities of any class or classes or other ownership interests having general voting power under ordinary circumstances to elect members of a board of directors or trustees of any entity.

      2.    EMPLOYMENT.

            2.1 GENERAL. Subject to the terms and provisions set forth in this Agreement, the Corporation, during the Term of Employment, agrees to employ the Executive as an Executive Vice President and the General Counsel of the Corporation and the Executive hereby accepts such employment.

            2.2 OTS SUSPENSION. If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818(e)(3) and (g)(1)), the Corporation's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Corporation may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

      3.    TERM OF EMPLOYMENT.

            3.1 TERM. The term of employment under this Agreement shall commence as of August 4, 1997 (the "Commencement Date") and, unless extended as provided below or earlier terminated by the Corporation or the Executive under Section 6 of this Agreement, shall continue until the third anniversary of the Commencement Date (the "Term of Employment"). The Term of Employment shall automatically be extended on each anniversary of the Commencement Date for an additional one year period unless, not later than six months prior to the next such anniversary, either party to this Agreement shall give written notice to the other that she or it does not wish to extend or further extend the Term of Employment beyond its then already automatically extended term, if any.

            3.2 OTS REMOVAL. Notwithstanding anything to the contrary in this Agreement, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818(e)(4) or (g)(1)), all obligations of the Corporation under this Agreement shall terminate as of the effective date of the order, but vested rights of the Corporation and/or the Executive, if any, shall not be affected.

      4.    POSITIONS, RESPONSIBILITIES AND DUTIES.

            4.1 POSITIONS AND DUTIES. During the Term of Employment, the Executive shall be employed and shall serve as an Executive Vice President and the General Counsel of the Corporation. In such position(s), the Executive shall have the duties, responsibilities and authority as determined and designated from time to time by the Board. The Executive shall serve under the direction and supervision of the Corporation's chief executive officer and shall report only to such chief executive officer or his designees. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities (a) which would result in a non-compliance with or violation of any applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement or (b) on a regular basis in any locations outside the counties of Nassau, Suffolk or the City of New York unless agreed upon by the Executive.

            4.2 ATTENTION TO DUTIES AND RESPONSIBILITIES. During the Term of Employment, the Executive shall, except for periods of absence occasioned by illness, vacation in accordance with Section 5.6, and reasonable leaves of absence in accordance with the practices of the Corporation and the Bank as of the date of this Agreement, devote substantially all of her business time to the business and affairs of the Corporation and the Bank and the Executive shall use her best efforts, business skills, ability and fidelity to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; provided, however, that the Executive shall be allowed, to the extent such activities do not present a conflict or substantially interfere with the performance by the Executive of her duties and responsibilities hereunder, (a) to manage the Executive's personal affairs, and (b)(i) to serve on boards or committees of civic or charitable organizations or trade associations, and (ii) after obtaining the consent of the Board, as evidenced by a written resolution of the Board and under the terms and conditions specified in any such resolution, to serve on the boards of directors or trustees of companies or other organizations and associations; provided, further, however, that all offices or positions which the Executive currently holds or has held prior to the date of this Agreement and those set forth on Exhibit "A", annexed hereto are designated as currently consented to positions.

      5.    COMPENSATION AND OTHER BENEFITS.

            5.1 BASE SALARY. During the Term of Employment, the Executive shall receive a base salary of no less then $185,000 per annum ("Base Salary") payable in accordance with the Corporation's normal payroll practices. Such Base Salary shall be reviewed from time to time by the Board at its convenience, but no less frequently than annually, for increase by the Board in its sole discretion. Such Base Salary as so increased shall then constitute the Executive's "Base Salary" for purposes of this Agreement.

            5.2 ANNUAL BONUS. During the Term of Employment, the Executive shall be entitled to participate in an equitable manner with other executive officers of the Corporation in such discretionary bonus payments or awards as may be authorized, declared, and paid by the Board to the Corporation's executive employees; provided, however, that the annual bonus paid to the Executive following a Change in Control shall not be less than the highest annual bonus paid during the Term of Employment. No other compensation or additional benefits provided for in this Agreement shall be deemed a substitute for the Executive's right, if any, to receive such bonuses if, when and as declared by the Board.

            5.3 INCENTIVE, RETIREMENT, AND SAVINGS PLANS. During the Term of Employment, the Executive shall participate in all incentive, pension, retirement, savings and other employee benefit plans and programs, if any, maintained from time to time by the Corporation and/or the Bank for the benefit of senior executives and/or other employees of the Corporation and/or the Bank.

            5.4 WELFARE BENEFIT PLANS. During the Term of Employment, the Executive, the Executive's spouse, if any, and their eligible dependents, if any, shall participate in and be covered by all the welfare benefit plans and programs, if any, maintained by the Corporation and/or the Bank for the benefit of senior executives and/or other employees of the Corporation and/or the Bank.

            5.5 EXPENSE REIMBURSEMENT. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses, including reasonable business travel expenses, incurred by the Executive in performing her duties and responsibilities hereunder in accordance with the policies and procedures of the Corporation as in effect at the time the expense was incurred, as the same may be changed from time to time.

            5.6 VACATION AND FRINGE BENEFITS. During the Term of Employment, the Executive shall be entitled to five weeks paid vacation each calendar year at such times which do not materially interfere with the performance of the Executive's duties hereunder. In addition, during the Term of Employment, the Executive shall be eligible to benefit from such fringe benefits and perquisites, if any, in accordance with the policies of the Corporation and as in effect and provided from time to time to senior executives of the Corporation and/or the Bank. Notwithstanding the above, the Executive, during the Term of Employment, shall retain, pursuant to current policy and practice of the Corporation and/or the Bank, all privileges, if any, including club memberships and automobile usage to which she is entitled on the date of this Agreement.

      6.    TERMINATION.

            6.1 TERMINATION DUE TO DEATH. In the event of the Executive's death during the Term of Employment, the Term of Employment shall thereupon end and her estate or other legal representative, as the case may be, shall, subject to Sections 2.2, 3.2, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a)(i)(A) Base Salary continuation at two-thirds (2/3) of the rate in effect (as provided in Section 5.1 of this Agreement) on the date of termination for a three-month period commencing on such date of termination, or
(B), if the Board so determines in its sole discretion and in lieu of such three-month salary continuation described above in (A), a lump sum payment equal in amount to the present value of such Base Salary continuation (reasonably determined using a discount rate equal to the most recent quote available for the three-month United States Treasury Bill rate on the date of termination) payable within thirty business days after the date of termination, and (ii) a pro-rata annual bonus for the fiscal year in which such termination occurs, such pro-rata bonus amount to be (I) pro-rated based on the number of calendar days transpired during the fiscal year of the Corporation (prior to the date of termination) in which such termination occurs over 365,
(II) determined in good faith by the Board (but in its sole discretion), and
(III) if any such bonus is payable, paid on or about the same date that the annual bonus amounts payable in respect of such fiscal year, if any, to the senior executives of the Corporation and/or the Bank are actually paid to them;

            (b) any Base Salary accrued to the date of termination or any bonus actually awarded, but not yet paid as of the date of termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the date of termination, but not yet paid as of the date of termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Corporation in which such termination occurs;

            (e) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Corporation or any Subsidiary; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.2   SUSPENSION FOR DISABILITY.

            (a) If, during the Term of Employment, the Executive shall have been absent from her duties hereunder on a full-time basis due to physical or mental illness for six (6) consecutive months, the Corporation may give thirty (30) days written notice of potential suspension. If the Executive shall not have returned to the full-time performance of her duties within such 30-day period, the Corporation may suspend the Executive's employment for "Disability" (a "Suspension for Disability").

            (b) If a Suspension for Disability occurs during the Term of Employment, the Corporation will pay the Executive a bi-weekly payment equal to two-thirds (2/3) of the Executive's bi-weekly rate of Base Salary on the effective date of the Suspension for Disability. These payments shall commence on the effective date of the Executive's Suspension for Disability and will end on the earlier of (i) the date the Executive returns to full-time employment hereunder; (ii) the Executive's equivalent full-time employment by another employer; (iii) the Executive's retirement; (iv) the Executive's death; or (v) the expiration or earlier end of the Term of Employment (the

"Term of Suspension"). After a Suspension for Disability occurs, the Corporation shall be free to fill the Executive's position(s), but such action by the Corporation, shall constitute Good Reason if it occurs after a Change in Control. Upon the Executive being able to return to full-time employment hereunder before the expiration of the Term of Employment, the Executive shall be offered an equivalent available position and otherwise be subject to the provisions of this Agreement. The disability payments hereunder will be in addition to any benefit payable from any qualified or nonqualified retirement plans or programs maintained by the Corporation and/or the Bank but will be reduced by payments received by the Executive on account of such disability under any long-term disability plan maintained for the Corporation's and/or the Bank's employees.

            (c) During the Term of Suspension, the Corporation will cause to be continued life and health coverage and such other benefits substantially identical to the coverage and benefits maintained by the Corporation and/or the Bank for the Executive prior to the occurrence of any Suspension for Disability.

            (d) Notwithstanding the foregoing, there will be no reduction in the compensation (except as otherwise provided in Section 6.2(b) above), accrued benefits or pension granted or accruing to the Executive during the Term of Suspension. Nothing in this Section 6.2 shall abrogate or limit other provisions of this Agreement granting rights to the Executive or the Executive's spouse or the Executive's estate following death, retirement or termination, if applicable.

            6.3 TERMINATION FOR CAUSE. The Corporation may terminate the Executive's employment hereunder for Cause, upon fifteen (15) days written notice to the Executive. If the Corporation terminates the Executive's employment hereunder for Cause, the Term of Employment (if not already expired) shall thereupon end as set forth below and the Executive shall, subject to Sections 2.2, 3.2, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a) Base Salary up to and including the date of termination;

            (b) any bonus actually awarded, but not yet paid as of the date of termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the date of termination, but not yet paid as of the date of termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Corporation in which such termination occurs;

            (e) to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Corporation or any Subsidiary; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.4 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The Corporation may terminate the Executive's employment hereunder at any time without Cause. The Executive may terminate her employment hereunder for Good Reason at any time by delivery of written notice to the Corporation within the six-month period commencing after the occurrence of the Good Reason effective forty-five (45) days after such written notice is delivered. If the Corporation terminates the Executive's employment hereunder without Cause (other than due to Retirement, death, Disability or the normal expiration of the full Term of Employment), or if the Executive terminates her employment hereunder for Good Reason, the Term of Employment shall thereupon end (if not already expired) and the Executive shall, subject to Sections 2.2, 3.2, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a) as liquidated damages, a cash lump sum equal to three (3) times the Executive's "Highest Annual Compensation" (as herein defined). For purposes of this Agreement, "Highest Annual Compensation" shall mean the sum of (i) the highest per annum rate of Base Salary, and (ii) the aggregate bonus amounts paid to the Executive (or which would have been paid but for an election to defer payment to a later period), in respect of any fiscal year of the Corporation at any time during the Term of Employment;

            (b) any Base Salary accrued to the date of termination or any bonus actually awarded, but not yet paid as of the date of termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the date of termination, but not yet paid as of the date of termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Corporation in which such termination occurs;

            (e) continuation of the welfare benefits of the Executive, at the level in effect (as provided for by Section 5.4 of this Agreement) on, and at the same out-of-pocket cost to the Executive as of, the date of termination for the three-year period commencing on the date of termination (or, if such continuation is not permitted by applicable law or if the Board so determines in its sole discretion, the Corporation shall provide the economic equivalent in lieu thereof);

            (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs, if any, of the Corporation or any Subsidiary; and

            (g) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.5 VOLUNTARY TERMINATION. During the Term of Employment, the Executive may effect, upon thirty (30) days prior written notice to the Corporation, a Voluntary Termination of her employment hereunder and thereupon the Term of Employment (if not already expired) shall end. A "Voluntary Termination" shall mean a termination of employment by the Executive on her own initiative other than (a) a termination due to death or Disability, (b) a termination for Good Reason, (c) a termination due to Retirement, or (d) a termination as a result of the normal expiration of the full Term of Employment. A Voluntary Termination shall, subject to Sections 2.2, 3.2, 6.11, and 6.12 of this Agreement, entitle the Executive only to all of the payments and benefits which the Executive would be entitled to in the event of a termination of her employment by the Corporation for Cause.

            6.6 TERMINATION DUE TO RETIREMENT. The Executive may terminate the Executive's employment hereunder due to Retirement upon thirty (30) days prior written notice to the Corporation. If, during the Term of Employment, the Executive's employment is so terminated due to Retirement, the Term of Employment shall thereupon end and the Executive shall, subject to Sections 2.2, 3.2, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a)  Base Salary up to and including the date of termination;

            (b) any bonus actually awarded, but not yet paid as of the date of termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the date of termination, but not yet paid as of the date of termination;

            (d)(i) continuation of the Executive's welfare benefits (as described in Section 5.4 of this Agreement) at the level in effect on the date of termination for the one-year period following the termination of the Executive's employment due to Retirement (or, if such continuation is not permitted by applicable law or if the Board so determines in its sole discretion, the Corporation shall provide the economic equivalent in lieu thereof), and (ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Corporation or any Subsidiary;

            (e) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Corporation in which such termination occurs; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.7 NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment or to mitigate damages and there shall be no offset against any amounts due the Executive under this Agreement for any reason, including, without limitation, on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

            6.8 NOTICE OF TERMINATION. Any termination of the Executive's employment under this Section 6 requiring advance written notice shall be communicated by a notice of termination to the other party hereto given in accordance with Section 12.3 of this Agreement (the "Notice of Termination"). The Notice of Termination, in the case of a termination by the Corporation for Cause, or a termination by the Executive for Good Reason, shall (a) indicate the specific termination provision in this Agreement relied upon, and (b) set forth in reasonable detail the dates, facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

            6.9   CERTAIN FURTHER PAYMENTS BY THE CORPORATION.

            6.9.1 TAX REIMBURSEMENT PAYMENT. Anything in this Agreement to the contrary notwithstanding, in the event that any amount of benefit or other entitlement paid, payable, or to be paid, or distributed, distributable, or to be distributed to or with respect to the Executive by the Corporation, the Bank, any Subsidiary, any Parent, any other Affiliate, or any other party or entity (collectively, the "Covered Payments"), is or becomes, at any time, as a result of (a) any Internal Revenue Service claims or assertions, or (b) Section 6.9.2 below or otherwise, subject to the excise tax imposed by or under Section 4999 of the Code (or any similar tax that may hereafter be imposed), and/or any interest or penalties with respect to such excise tax (such excise tax, together with such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Corporation shall pay to the Executive at the time specified in
Section 6.9.5 below an additional amount (the "Tax Reimbursement Payment") such that after payment by the Executive of all taxes (including, without limitation, any interest or penalties imposed with respect to such taxes), including, without limitation, any Excise Tax, imposed on or attributable to the Tax Reimbursement Payment provided by this Agreement, the Executive retains an amount of the Tax Reimbursement Payment equal to the sum of (a) the amount of the Excise Tax imposed upon the Covered Payments, and (b) an amount equal to the product of (i) any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Tax Reimbursement Payment in the Executive's adjusted gross income, and (ii) the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Tax Reimbursement Payment is made or is to be made.

                  6.9.2 DETERMINING EXCISE TAX. Except as otherwise provided in
Section 6.9.1(a), for purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

            (a) such Covered Payments will be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) and such payments in excess of the Code Section 280G(b)(3) "base amount" shall be treated as subject to the Excise Tax, unless, and except to the extent that, the Corporation's independent certified public accountants (the "Accountants") or legal counsel reasonably acceptable to the Executive, deliver timely, upon the Executive's request, a written opinion, reasonably satisfactory to the Executive's legal counsel, to the Executive that the Executive has a reasonable basis to claim that the Covered Payments (in whole or in part) (i) do not constitute "parachute payments", (ii) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount" allocable to such reasonable compensation, or (iii) such "parachute payments" are otherwise not subject to such Excise Tax (with appropriate legal authority, detailed analysis and explanation provided therein by the Accountants); and

            (b) the value of any Covered Payments which are non-cash benefits or deferred payments or benefits shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

                  6.9.3 APPLICABLE TAX RATES AND DEDUCTIONS. For purposes of determining the amount of the Tax Reimbursement Payment, the Executive shall be deemed:

            (a) to pay federal, state and/or local income taxes at the highest applicable marginal rate of income taxation for the calendar year in which the Tax Reimbursement Payment is made or is to be made, and

            (b) to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed due to the inclusion of the Tax

Reimbursement Payment in the Executive's adjusted gross income.

                  6.9.4 SUBSEQUENT EVENTS. If, pursuant to a written opinion, reasonably satisfactory to the Executive, of the Accountants (or legal counsel reasonably acceptable to the Executive) delivered and addressed to the Executive, the Excise Tax is subsequently determined on a reasonable basis and in good faith (other than as a result of a tax contest) to be less than the amount taken into account hereunder in calculating any Tax Reimbursement Payment made, the Executive shall repay to the Corporation the portion of any prior Tax Reimbursement Payment that would not have been paid if such redetermined Excise Tax had been applied in calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the mid-term discount rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the immediately foregoing sentence, if any portion of the Tax Reimbursement Payment to be refunded to the Corporation has been paid to any federal, state or local tax authority, repayment thereof shall not be required until an actual refund or credit of such portion has been made to or obtained by the Executive from such tax authority, and any interest payable to the Corporation shall not exceed the interest received or credited to the Executive by any such tax authority. The Executive shall be fully indemnified by the Corporation for any out-of-pocket costs, expenses or fees attributable to the filing of any refund or other claim. The Executive and the Corporation shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if any good faith claim for refund or credit from such tax authority made by the Executive is denied.

            Notwithstanding the immediately preceding paragraph, if, in the written opinion of the Executive's tax advisors delivered to the Accountants and the Corporation, the Excise Tax is later determined to exceed the amount taken into account by the Accountants or legal counsel, as the case may be, hereunder at the time any Tax Reimbursement Payment is made by reason of (i) manifest error, (ii) any payment the existence or amount of which could not be or was not determined or known about at the time of any Tax Reimbursement Payment, or (iii) any determination, claim or assertion made by any tax authority that the Excise Tax is or should be greater than the amount of such Excise Tax taken into account previously by the Accountants or legal counsel, as the case may be, or as otherwise previously determined, the Corporation shall make an additional Tax Reimbursement Payment in respect of such excess Excise Tax (which Tax Reimbursement Payment shall include, without limitation, any interest or penalties payable with respect to such excess Excise Tax) at the time specified in Section 6.9.5 below. With respect to this Section 6.9.4, if any such tax authority makes such a determination, the Executive shall notify the Corporation of such occurrence. If the Corporation obtains (at the Corporation's sole expense) an opinion of legal counsel addressed, delivered and reasonably satisfactory to the Executive that it is more likely than not that the Executive would succeed in disputing such claim, assertion or determination of such tax authority, the Executive shall, at the sole expense of the Corporation, make a good faith effort to contest such claim, assertion or determination of such tax authority in all relevant administrative proceedings (excluding any appeals thereof); provided, however, that if the Executive determines in good faith that the continued contest of any such claim, assertion or determination with such tax authority would have an adverse impact on her overall tax position (which good faith determination shall take into account the magnitude of the amounts involved), then, upon receipt of notice by the Corporation from the Executive to that effect, the Executive shall, without foregoing any right to receive any Tax Reimbursement Payment described in this Section 6.9, have no further obligation to pursue any such contest with any such tax authority. The Executive may, as a condition to pursuing or commencing any contest described in this Section 6.9.4 in any proceedings (which proceedings shall be in a forum chosen at the sole discretion of the Executive), require the Corporation to advance any amount of tax required to be paid in order to pursue such contest. In conducting any contest described in this Section 6.9.4, the Executive shall use her best efforts to keep the Corporation advised and will permit the Corporation to prepare and suggest appropriate responses and actions that may be reasonably made or taken by the Executive. Notwithstanding the above, the decisions as to such responses or actions shall be solely that of the Executive and the Executive shall have the sole right to control the proceeding. The Corporation shall bear all expenses of any proceeding relating to any contest described in this Section 6.9.4, whether incurred by the Corporation or the Executive, including, without limitation, all fees and disbursements of attorneys, accountants and expert witnesses and any additional interest or penalties applicable. Nothing contained in this Agreement shall under any circumstances give the Corporation any right to examine the tax returns or any other records of the Executive.

                  6.9.5 DATE OF PAYMENT. A Tax Reimbursement Payment, as provided for in this Section 6.9, shall be paid to the Executive not later than 10 business days following the payment of any Covered Payments which are "parachute payments" under Section 6.9.2 above; provided, however, that any additional Tax Reimbursement Payment payable to the Executive under Section
6.9.4 of this Agreement shall be paid to the Executive not later than 15 business days following the actual receipt by the Accountants and the Corporation of the written opinion of the Executive's tax advisors, as provided for therein.

            6.10 PAYMENT. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled to under this Section 6, including, without limitation, any economic equivalent of any benefit, shall be made, to the extent practicable, within five (5) business days following the date of termination.

            6.11 CORPORATION REGULATORY LIMITATIONS. Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

            6.12  OTHER REQUIRED PROVISIONS.

            6.12.1 If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this Section 6.12.1 shall not affect the vested rights of the Corporation and/or the Executive, if any.

            6.12.2 All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the director, or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the director, or his designee, at the time the director, or his or her designee, approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by such director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such actions.

            6.13 POST-TERMINATION OBLIGATIONS. During the Term of Employment and for one (1) full year after the expiration or termination thereof, the Executive shall, upon reasonable notice, use her reasonable best efforts to cooperate with the Corporation and/or the Bank by providing such information and assistance to the Corporation and/or the Bank as may reasonably be required by the Corporation and/or the Bank at the Corporation's expense in connection with any litigation not commenced by or involving the Executive in which the Corporation and/or the Bank or any of their Subsidiaries or Affiliates is, or may become, a party.

      7.    NON-EXCLUSIVITY OF RIGHTS; NON-EXTENSION SEVERANCE.

            7.1 OTHER BENEFITS. Except as is otherwise specifically provided in this Agreement, the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Corporation and/or the Bank, and for which the Executive may be eligible and qualify, shall not be prevented or limited, and the Executive's rights under any future agreements with the Corporation and/or the Bank and/or any Affiliate thereof, including, without limitation, any stock option agreements shall not be limited or prejudiced. Subject to Section 7.2 below, this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. Except as otherwise specifically provided in this Agreement, no provision of this Agreement shall be interpreted to mean or result in the Executive receiving fewer benefits than those available to her without reference to this Agreement.

            7.2 NON-EXTENSION SEVERANCE. If (a)(i) the Executive's employment hereunder is not terminated or suspended under Sections 6.1, 6.2, 6.3, 6.4, 6.5 or 6.6 of this Agreement prior to the expiration of the Term of Employment, or
(ii) any such termination or suspension of the Executive's employment is not initiated prior to the expiration of the Term of Employment, (b) the Term of Employment is not extended by the Corporation, and (c) the Executive's employment with the Corporation terminates after the expiration of the Term of Employment (other than for Cause), the Executive shall be entitled to receive, in lieu of any severance payments or severance benefits under any other plan or program maintained by the Corporation or any Affiliate, (1) Base Salary continuation at the rate in effect (as provided in Section 5.1 of this Agreement) as of the expiration of the Term of Employment, and (2) welfare benefit continuation, at the level in effect (as provided for by Section 5.4 of this Agreement) on, and at the same out-of-pocket cost to the Executive as of, the expiration of the Term of Employment, in each case (1) and (2), for the period ending six (6) months after the Executive's employment terminates. Notwithstanding the above, if the Board determines in its sole discretion and in lieu only of such Base Salary continuation in (1), a lump sum payment, equal to the present value of such Base Salary continuation (reasonably determined using the discount rate specified in Section 6.1(a)(1)), shall be paid to the Executive within thirty (30) days after the date the Executive's employment terminates. Notwithstanding anything to the contrary in this Section 7.2, if (x) there occurs a Change in Control during the Term of Employment, (y) the Term of Employment is not extended by the Corporation up to and/or through the second anniversary of any such Change of Control, and (z) the Executive's employment with the Corporation is subsequently terminated (other than for Cause), the Executive, in lieu of the Base Salary and welfare benefits continuation under this Section 7.2, shall be entitled to receive the payments and benefits set forth in Section 6.4 of this Agreement.

      8. RESOLUTION OF DISPUTES. With the exception of proceedings for equitable relief brought pursuant to this Section or Section 9.2 of this Agreement, any dispute or controversy arising under or in connection with this Agreement may, at the Executive's option, be settled exclusively by arbitration in Melville, Long Island in accordance with the rules of the American Arbitration Association then in effect and at the Corporation's expense. Judgment may be entered on the arbitrator's award in any court having jurisdiction. If a claim for any payments or benefits under this Agreement or any other provision of this Agreement is disputed by the Corporation and the Executive, the Executive shall, to the extent and at such time or times as is not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may be hereafter promulgated or amended, be reimbursed for all reasonable attorney's fees and expenses incurred by the Executive in pursuing such claim.

       9.   CONFIDENTIAL INFORMATION.

            9.1 CONFIDENTIALITY. The Executive will not, during or after the Term of Employment, disclose any confidential information relating to the business activities of the Corporation or any Affiliate thereof which has not been previously disclosed by any person to any person, firm, corporation, bank or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive may disclose any knowledge or other information relating to banking, financial and/or economic principles, concepts or ideas which are based on experience and which are not derived from the business plans and activities of the Corporation, and may disclose such confidential information in connection with legal and/or regulatory proceedings (which shall include, but not limited to, formal or informal exams, investigations or inquiries conducted by the Office of Thrift Supervision).

            9.2 INJUNCTIVE RELIEF. The Executive acknowledges and agrees that the Corporation will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 9 of this Agreement. The Executive agrees that the Corporation shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 9, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Corporation may have. The Executive further agrees that she shall not, in any equity proceeding relating to the enforcement of the terms of this Section 9, raise the defense that the Corporation has an adequate remedy at law.

            9.3 SPECIAL SEVERABILITY. The terms and provisions of this Section 9 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected.

      10.   SUCCESSORS.

            10.1 THE EXECUTIVE. This Agreement is personal to the Executive and, without the prior express written consent of the Corporation, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a qualified domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

            10.2 THE CORPORATION. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns; provided, however, that no assignment of this Agreement may be made without the written consent of the Executive.

      11. INDEMNIFICATION. The Executive (and her heirs, executors and administrators) shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive as a consequence of the Executive being or having been made a party to, or being or having been involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Executive is or was a trustee, director or officer of the Corporation or is or was serving at the request of the Corporation as a trustee, director or officer of another corporation (including, but not limited to, a subsidiary or an Affiliate of the Corporation), and such indemnification shall continue after the Executive shall cease to be an officer, director or trustee. The right to indemnification conferred hereby shall be a contract right and shall also include, to the extent permitted by applicable regulation, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of the final disposition upon receipt by the Corporation of an undertaking by or on behalf of the Executive to repay such amount or a portion thereof, if it shall ultimately be determined that the

Executive is not entitled to be indemnified by the Corporation pursuant hereto or as otherwise authorized by law but such repayment by the Executive shall only be in an amount ultimately determined to exceed the amount to which the Executive was entitled to be indemnified.

      12.   MISCELLANEOUS.

            12.1 APPLICABLE LAW. This Agreement shall, to the extent not superseded by federal law, be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

            12.2 AMENDMENTS/WAIVER. This Agreement may not be amended, waived, or modified otherwise than by a written agreement executed by the parties to this Agreement or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, or any prior or subsequent time.

            12.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received by hand-delivery to the other party, by facsimile transmission, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:    Ms. Karen M. Cullen
                                    20 East Ninth Street
                                    New York, New York  10003

            with a copy to:         Mel M. Immergut, Esq.
                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York  10005

            If to the Corporation:  Long Island Bancorp. Inc.
                                    201 Old Country Road
                                    Melville, New York  11747

                                    Attn:  Corporate Secretary
            with a copy to:         Mel M. Immergut, Esq.
                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York  10005

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

            12.4 WITHHOLDING. The Corporation may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            12.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            12.6 CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            12.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties to this Agreement concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

            12.8 Representation. The Executive represents and warrants that the performance of the Executive's duties and obligations under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

            12.9 SURVIVORSHIP. The respective rights and obligations of the parties to this Agreement, including, without limitation, any rights of the Executive and the Corporation under Section 11 of this Agreement, shall survive any termination of this Agreement or the Executive's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

            12.10 EFFECT OF PAYMENTS UNDER BANK AGREEMENT. Notwithstanding any provision herein to the contrary, to the extent that payments, entitlements and benefits are paid to or received by the Executive under the Employment Agreement dated as of August 4, 1997, between the Executive and the Bank, the amount of any such payments, entitlements and benefits actually made by the Bank shall reduce, to the extent so made, the same payment, entitlement or benefit due to the Executive under the provisions of this Agreement.

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Corporation has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.


                        LONG ISLAND BANCORP, INC.


                        By: _____________________________
                              Name:
                              Title:



                        ---------------------------------
                                    Karen M. Cullen